ARROW ELECTRONICS, INC. 9201 E. DRY CREEK ROAD CENTENNIAL, CO 80112 303-824-4000	NEWS

Exhibit 99.1
Arrow Electronics Reports Third-Quarter 2022 Results
-- Record Sales, Gross Profit, Operating Income, and Earnings Per Share --
-- Third-Quarter Earnings Per Share of $5.27; Non-GAAP Earnings Per Share of $5.45 --
CENTENNIAL, Colo.--(BUSINESS WIRE)- Nov. 3, 2022--Arrow Electronics, Inc. (NYSE:ARW) today reported third-quarter 2022 sales of $9.27 billion, an increase of 9 percent year over year, and an increase of 14 percent year over year on a constant currency basis1. Third-quarter net income was $342 million, or $5.27 per share on a diluted basis, compared with net income of $290 million, or $4.00 per share on a diluted basis, in the third quarter of 2021. Non-GAAP net income1 was $354 million, or $5.45 per share on a diluted basis, in the third quarter of 2022, compared with non-GAAP net income of $293 million, or $4.04 per share on a diluted basis, in the third quarter of 2021. In the third quarter of 2022, changes in foreign currencies reduced growth by approximately $380 million on sales and $0.17 on earnings per share on a diluted basis compared to the third quarter of 2021.
“I am pleased to report that this was our best third quarter ever. This is a product of strong performance by both our global components and global enterprise computing solutions businesses,” said Sean Kerins, president and chief executive officer. “The dedication and focused execution by our team helped us deliver strong quarterly sales, gross profit, operating income, and earnings per share while facing market conditions that remain challenging.”
Global components third-quarter sales of $7.30 billion reflected an increase of 10 percent year over year, and an increase of 15 percent year over year on a constant currency basis. Asia-Pacific components third-quarter sales decreased 3 percent year over year. Americas components third-quarter sales increased 21 percent year over year. Europe components third-quarter sales increased 21 percent year over year, and increased 41 percent year over year on a constant currency basis. Global components third-quarter operating income was $495 million, and third-quarter non-GAAP operating income was $501 million.
“Demand for electronic components and associated design, engineering, and supply chain services remained strong. While supply is improving modestly, it is still insufficient to support the backlog that has built over prior quarters. Customer service and support remains our priority and our teams continue to work tirelessly to support the deliveries needed by our customers,” said Mr. Kerins.
Global enterprise computing solutions ("ECS") third-quarter sales of $1.97 billion reflected an increase of 4 percent year over year, and an increase of 10 percent year over year on a constant currency basis. Europe enterprise computing solutions third-quarter sales increased 7 percent year over year, and increased 25 percent year over year on a constant currency basis. Americas enterprise computing solutions third-quarter sales increased 3 percent year over year. Global enterprise computing solutions third-quarter operating income was $84 million, and third-quarter non-GAAP operating income was $86 million.
“Global demand for more complex, enterprise IT content was healthy, and while supply constraints persist, we saw some benefit from our historically high backlog. We continue to see strength in cloud and software adoption. We are well positioned for the transition to IT-as-a-Service,” said Mr. Kerins.

“With strong profitability and effective balance sheet management, we continue to generate attractive returns on invested capital,” said Raj Agrawal, senior vice president and chief financial officer. “We delivered on our commitment to return cash to shareholders while also maintaining strong leverage ratios. We repurchased $259 million of shares in the third quarter of 2022, which is the most capital we have ever returned in a single quarter. Our current repurchase authorization stands at $629 million.”

1 A reconciliation of non-GAAP financial measures, including sales, gross profit, operating income, net income attributable to shareholders, and net income per share, to GAAP financial measures is presented in the reconciliation tables included herein.

1

FOURTH-QUARTER 2022 OUTLOOK
•Consolidated sales of $8.95 billion to $9.55 billion, with global components sales of $6.80 billion to $7.10 billion, and global enterprise computing solutions sales of $2.15 billion to $2.45 billion
•Net income per share on a diluted basis of $5.44 to $5.64, and non-GAAP net income per share on a diluted basis of $5.60 to $5.80
•Average tax rate of approximately 23.5 percent compared to the long-term range of 23 to 25 percent
•Average diluted shares outstanding of 62 million
•Interest expense of approximately $62 million
•Expecting the average USD-to-Euro exchange rate for the fourth quarter of 2022 to be $0.98 to €1 compared to $1.14 to €1 in the fourth quarter of 2021
•Changes in foreign currencies to reduce year over year growth in sales by $420 million and earnings per share on a diluted basis by $0.25 compared to the fourth quarter of 2021
•Changes in foreign currencies to reduce quarter over quarter growth in sales by $100 million and earnings per share on a diluted basis by $0.07 compared to the third quarter of 2022
•On a constant currency basis, our fourth quarter guidance implies a sequential growth rate range of down 2% to down 6% for global components and up 11% to 26% for global enterprise computing solutions, when compared to the third-quarter of 2022

Fourth-Quarter 2022 GAAP to non-GAAP Outlook Reconciliation
NON-GAAP SALES RECONCILIATION
	Quarter Ended			Quarter Ended
(in billions)	December 31, 2022	December 31, 2021	% Change	December 31, 2022	October 1, 2022	% Change

Global components sales, GAAP	$6.80 – $7.10	$6.68	2% - 6%	$6.80 – $7.10	$7.30	(7%) - (3%)
Impact of changes in foreign currencies	—	(0.28)		—	(0.07)
Global components sales, constant currency	$6.80 – $7.10	$6.40	6% - 11%	$6.80 – $7.10	$7.23	(6%) - (2%)

Global ECS sales, GAAP	$2.15 – $2.45	$2.34	(8%) - 5%	$2.15 – $2.45	$1.97	9% - 24%
Impact of changes in foreign currencies	—	(0.14)		—	(0.03)
Global ECS sales, constant currency	$2.15 – $2.45	$2.20	(2%) - 11%	$2.15 – $2.45	$1.94	11% - 26%

NON-GAAP EARNINGS RECONCILIATION
	Reported GAAP measure	Intangible amortization expense	Restructuring & integration charges	Non-GAAP measure
Net income per diluted share	$5.44 to $5.64	$0.10	$0.06	$5.60 to $5.80
Please refer to the CFO commentary, which can be found at investor.arrow.com, as a supplement to the company’s earnings release. The company uses its website as a tool to disclose important information about the company and comply with its disclosure obligations under Regulation Fair Disclosure.
Arrow Electronics guides innovation forward for over 220,000 leading technology manufacturers and service providers. With 2021 sales of $34 billion, Arrow develops technology solutions that improve business and daily life. Learn more at fiveyearsout.com.

2

Information Relating to Forward-Looking Statements
This press release includes “forward-looking” statements, as the term is defined under the federal securities laws, including but not limited to statements regarding: Arrow’s future financial performance, including its outlook on financial results for the fourth quarter of fiscal 2022 such as sales, net income per diluted share, non-GAAP net income per diluted share, average tax rate, average diluted shares outstanding, interest expense, average USD-to-Euro exchange rate, impact to sales due to changes in foreign currencies, intangible amortization expense per diluted share, restructuring & integration charges per diluted share, and expectation regarding market demand. These forward-looking statements are subject to numerous assumptions, risks, and uncertainties, which could cause actual results or facts to differ materially from such statements for a variety of reasons, including, but not limited to: disruptions or inefficiencies in the supply chain, including any potential adverse effects of the ongoing global COVID-19 pandemic, impacts of the conflict in Ukraine, industry conditions, changes in product supply, pricing and customer demand, competition, other vagaries in the global components and the global enterprise computing solutions (“ECS”) markets, deteriorating economic conditions, including economic recession, inflation, tax rates, foreign currency exchange rates, or the availability of capital, changes in relationships with key suppliers, increased profit margin pressure, changes in legal and regulatory matters, non-compliance with certain regulations, such as export, antitrust, and anti-corruption laws, foreign tax and other loss contingencies, and the company's ability to generate cash flow. For a further discussion of these and other factors that could cause the company's future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in the company's most recent Quarterly Report on Form 10-Q and the company's most recent Annual Report on Form 10-K, as well as in other filings the company makes with the Securities and Exchange Commission. Shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The company undertakes no obligation to update publicly or revise any of the forward-looking statements.

Certain Non-GAAP Financial Information
In addition to disclosing financial results that are determined in accordance with accounting principles generally accepted in the United States (“GAAP”), the company also provides certain non-GAAP financial information The company provides non-GAAP sales, gross profit, operating income, income before income taxes, provision for income taxes, consolidated net income, noncontrolling interests, net income attributable to shareholders, effective tax rate and net income per share on a diluted basis, which are non-GAAP measures adjusted for the impact of changes in foreign currencies (referred to as "changes in foreign currencies" or "on a constant currency basis") by re-translating prior-period results at current period foreign exchange rates, identifiable intangible asset amortization, restructuring, integration, and other charges, pension settlement loss and net gains and losses on investments. Management believes that providing this additional information is useful to the reader to better assess and understand the company’s operating performance and future prospects in the same manner as management, especially when comparing results with previous periods. Management typically monitors the business as adjusted for these items, in addition to GAAP results, to understand and compare operating results across accounting periods, for internal budgeting purposes, for short- and long-term operating plans, and to evaluate the company's financial performance. However, analysis of results on a non-GAAP basis should be used as a complement to, in conjunction with, and not as a substitute for, data presented in accordance with GAAP.

3

ARROW ELECTRONICS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands except per share data)
(Unaudited)

	Quarter Ended		Nine Months Ended
	October 1, 2022	October 2, 2021	October 1, 2022	October 2, 2021

Sales	$9,266,432	$8,512,391	$27,801,399	$25,460,941
Cost of sales	8,079,520	7,436,619	24,170,769	22,454,954
Gross profit	1,186,912	1,075,772	3,630,630	3,005,987
Operating expenses:
Selling, general, and administrative expenses	634,353	625,883	1,931,918	1,802,534
Depreciation and amortization	46,230	48,054	141,787	146,924
Restructuring, integration, and other charges (credits)	3,635	(3,030)	11,027	11,639
	684,218	670,907	2,084,732	1,961,097
Operating income	502,694	404,865	1,545,898	1,044,890
Equity in earnings of affiliated companies	1,718	1,151	4,726	2,185
Gain (loss) on investments, net	(3,480)	1,386	(11,213)	10,905
Employee benefit plan expense, net	(890)	(1,256)	(2,614)	(3,924)
Interest and other financing expense, net	(50,936)	(32,667)	(123,427)	(97,008)
Income before income taxes	449,106	373,479	1,413,370	957,048
Provision for income taxes	105,500	82,929	332,273	218,068
Consolidated net income	343,606	290,550	1,081,097	738,980
Noncontrolling interests	1,207	523	3,615	1,991
Net income attributable to shareholders	$342,399	$290,027	$1,077,482	$736,989
Net income per share:
Basic	$5.33	$4.05	$16.31	$10.04
Diluted	$5.27	$4.00	$16.12	$9.92
Weighted-average shares outstanding:
Basic	64,228	71,671	66,055	73,426
Diluted	64,979	72,571	66,845	74,313

4

ARROW ELECTRONICS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands except par value)
(Unaudited)

	October 1, 2022	December 31, 2021

ASSETS
Current assets:
Cash and cash equivalents	$333,985	$222,194
Accounts receivable, net	11,218,611	11,123,946
Inventories	5,083,378	4,201,965
Other current assets	495,145	345,218
Total current assets	17,131,119	15,893,323
Property, plant, and equipment, at cost:
Land	5,691	5,736
Buildings and improvements	184,091	186,097
Machinery and equipment	1,544,457	1,523,919
	1,734,239	1,715,752
Less: Accumulated depreciation and amortization	(1,138,372)	(1,032,941)
Property, plant, and equipment, net	595,867	682,811
Investments in affiliated companies	66,358	63,695
Intangible assets, net	166,388	195,029
Goodwill	1,979,233	2,080,371
Other assets	566,764	620,311
Total assets	$20,505,729	$19,535,540
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$9,540,449	$9,617,084
Accrued expenses	1,273,097	1,326,386
Short-term borrowings, including current portion of long-term debt	604,521	382,619
Total current liabilities	11,418,067	11,326,089
Long-term debt	3,187,025	2,244,443
Other liabilities	597,951	624,162

Equity:
Shareholders’ equity:
Common stock, par value $1:
Authorized - 160,000 shares in both 2022 and 2021
Issued - 125,424 shares in both 2022 and 2021	125,424	125,424
Capital in excess of par value	1,201,185	1,189,845
Treasury stock (63,324 and 57,358 shares in 2022 and 2021, respectively), at cost	(4,338,414)	(3,629,265)
Retained earnings	8,865,430	7,787,948
Accumulated other comprehensive loss	(607,878)	(191,657)
Total shareholders’ equity	5,245,747	5,282,295
Noncontrolling interests	56,939	58,551
Total equity	5,302,686	5,340,846
Total liabilities and equity	$20,505,729	$19,535,540

5

ARROW ELECTRONICS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Quarter Ended
	October 1, 2022	October 2, 2021
Cash flows from operating activities:
Consolidated net income	$343,606	$290,550
Adjustments to reconcile consolidated net income to net cash provided by (used for) operations:
Depreciation and amortization	46,230	48,054
Amortization of stock-based compensation	3,773	7,639
Equity in earnings of affiliated companies	(1,718)	(1,151)
Deferred income taxes	8,152	(2,715)
Loss (gain) on investments, net	3,480	(1,301)
Other	307	1,539
Change in assets and liabilities:
Accounts receivable, net	(594,767)	(545,314)
Inventories	(255,871)	(211,554)
Accounts payable	482,061	413,992
Accrued expenses	132,636	91,481
Other assets and liabilities	(26,823)	23,026
Net cash provided by (used for) operating activities	141,066	114,246
Cash flows from investing activities:
Acquisition of property, plant, and equipment	(18,536)	(21,176)
Proceeds from collections of notes receivable	263	373
Net cash used for investing activities	(18,273)	(20,803)
Cash flows from financing activities:
Change in short-term and other borrowings	(19,506)	(1,155)
Proceeds (payments) from long-term bank borrowings, net	328,268	154,994
Proceeds from exercise of stock options	762	3,621
Repurchases of common stock	(241,291)	(250,221)
Net cash provided by (used for) financing activities	68,233	(92,761)
Effect of exchange rate changes on cash	(82,637)	(28,820)
Net increase (decrease) in cash and cash equivalents	108,389	(28,138)
Cash and cash equivalents at beginning of period	225,596	244,070
Cash and cash equivalents at end of period	$333,985	$215,932

6

ARROW ELECTRONICS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended
	October 1, 2022	October 2, 2021
Cash flows from operating activities:
Consolidated net income	$1,081,097	$738,980
Adjustments to reconcile consolidated net income to net cash provided by (used for) operations:
Depreciation and amortization	141,787	146,924
Amortization of stock-based compensation	35,009	29,606
Equity in earnings of affiliated companies	(4,726)	(2,185)
Deferred income taxes	1,468	9,354
Loss (gain) on investments, net	11,213	(10,820)
Other	2,673	7,672
Change in assets and liabilities:
Accounts receivable, net	(628,974)	(262,272)
Inventories	(1,011,763)	(581,766)
Accounts payable	166,602	136,329
Accrued expenses	192,759	174,583
Other assets and liabilities	(128,909)	4,685
Net cash provided by (used for) operating activities	(141,764)	391,090
Cash flows from investing activities:
Acquisition of property, plant, and equipment	(54,780)	(62,285)
Proceeds from sale of property, plant, and equipment	—	22,171
Proceeds from collections of notes receivable	20,805	373
Net cash used for investing activities	(33,975)	(39,741)
Cash flows from financing activities:
Change in short-term and other borrowings	276,516	(15,986)
Proceeds from long-term bank borrowings, net	1,238,268	289,235
Redemption of notes	(350,000)	(130,860)
Proceeds from exercise of stock options	16,434	44,938
Repurchases of common stock	(725,254)	(661,548)
Other	(137)	(159)
Net cash provided by (used for) financing activities	455,827	(474,380)
Effect of exchange rate changes on cash	(168,297)	(34,652)
Net increase (decrease) in cash and cash equivalents	111,791	(157,683)
Cash and cash equivalents at beginning of period	222,194	373,615
Cash and cash equivalents at end of period	$333,985	$215,932

7

ARROW ELECTRONICS, INC.
NON-GAAP SALES RECONCILIATION
(In thousands)
(Unaudited)
	Quarter Ended
	October 1, 2022	October 2, 2021	% Change

Consolidated sales, as reported	$9,266,432	$8,512,391	8.9%
Impact of changes in foreign currencies	—	(379,717)
Consolidated sales, constant currency	$9,266,432	$8,132,674	13.9%

Global components sales, as reported	$7,300,347	$6,623,926	10.2%
Impact of changes in foreign currencies	—	(273,237)
Global components sales, constant currency	$7,300,347	$6,350,689	15.0%

Americas components sales, as reported	$2,445,647	$2,018,551	21.2%
Impact of changes in foreign currencies	—	(3,252)
Americas components sales, constant currency	$2,445,647	$2,015,299	21.4%

Asia components sales, as reported	$2,918,873	$3,009,390	(3.0)%
Impact of changes in foreign currencies	—	(45,046)
Asia components sales, constant currency	$2,918,873	$2,964,344	(1.5)%

Europe components sales, as reported	$1,935,827	$1,595,985	21.3%
Impact of changes in foreign currencies	—	(224,939)
Europe components sales, constant currency	$1,935,827	$1,371,046	41.2%

Global ECS sales, as reported	$1,966,085	$1,888,465	4.1%
Impact of changes in foreign currencies	—	(106,480)
Global ECS sales, constant currency	$1,966,085	$1,781,985	10.3%

Americas ECS sales, as reported	$1,234,158	$1,203,663	2.5%
Impact of changes in foreign currencies	—	(5,696)
Americas ECS sales, constant currency	$1,234,158	$1,197,967	3.0%

Europe ECS sales, as reported	$731,927	$684,802	6.9%
Impact of changes in foreign currencies	—	(100,784)
Europe ECS sales, constant currency	$731,927	$584,018	25.3%

8

ARROW ELECTRONICS, INC.
NON-GAAP SALES RECONCILIATION
(In thousands)
(Unaudited)
	Nine Months Ended
	October 1, 2022	October 2, 2021	% Change

Consolidated sales, as reported	$27,801,399	$25,460,941	9.2%
Impact of changes in foreign currencies	—	(821,785)
Consolidated sales, constant currency	$27,801,399	$24,639,156	12.8%

Global components sales, as reported	$21,960,974	$19,677,940	11.6%
Impact of changes in foreign currencies	—	(565,254)
Global components sales, constant currency	$21,960,974	$19,112,686	14.9%

Americas components sales, as reported	$7,265,552	$5,690,480	27.7%
Impact of changes in foreign currencies	—	(5,974)
Americas components sales, constant currency	$7,265,552	$5,684,506	27.8%

Asia components sales, as reported	$9,024,188	$9,332,211	(3.3)%
Impact of changes in foreign currencies	—	(69,024)
Asia components sales, constant currency	$9,024,188	$9,263,187	(2.6)%

Europe components sales, as reported	$5,671,234	$4,655,249	21.8%
Impact of changes in foreign currencies	—	(490,256)
Europe components sales, constant currency	$5,671,234	$4,164,993	36.2%

Global ECS sales, as reported	$5,840,425	$5,783,001	1.0%
Impact of changes in foreign currencies	—	(256,531)
Global ECS sales, constant currency	$5,840,425	$5,526,470	5.7%

Americas ECS sales, as reported	$3,442,803	$3,522,356	(2.3)%
Impact of changes in foreign currencies	—	(15,459)
Americas ECS sales, constant currency	$3,442,803	$3,506,897	(1.8)%

Europe ECS sales, as reported	$2,397,622	$2,260,645	6.1%
Impact of changes in foreign currencies	—	(241,072)
Europe ECS sales, constant currency	$2,397,622	$2,019,573	18.7%

9

ARROW ELECTRONICS, INC.
NON-GAAP EARNINGS RECONCILIATION
(In thousands except per share data)
(Unaudited)

Three months ended October 1, 2022
	Reported GAAP measure	Intangible amortization expense	Restructuring & Integration charges	Other(1)	Non-GAAP measure
Sales	$9,266,432	$—	$—	$—	$9,266,432
Gross Profit	1,186,912	—	—	—	1,186,912
Operating income	502,694	8,674	3,635	—	515,003
Income before income taxes	449,106	8,674	3,635	3,480	464,895
Provision for income taxes	105,500	2,219	892	841	109,452
Consolidated net income	343,606	6,455	2,743	2,639	355,443
Noncontrolling interests	1,207	125	—	—	1,332
Net income attributable to shareholders	$342,399	$6,330	$2,743	$2,639	$354,111
Net income per diluted share (3)	$5.27	$0.10	$0.04	$0.04	$5.45
Effective tax rate (4)	23.5%				23.5%

Three months ended October 2, 2021
	Reported GAAP measure	Intangible amortization expense	Restructuring & Integration charges (credits)	Other(1)	Non-GAAP measure
Sales	$8,512,391	$—	$—	$—	$8,512,391
Gross Profit	1,075,772	—	—	—	1,075,772
Operating income	404,865	9,202	(3,030)	—	411,037
Income before income taxes	373,479	9,202	(3,030)	(1,386)	378,265
Provision for income taxes	82,929	2,353	(689)	(334)	84,259
Consolidated net income	290,550	6,849	(2,341)	(1,052)	294,006
Noncontrolling interests	523	147	—	—	670
Net income attributable to shareholders	$290,027	$6,702	$(2,341)	$(1,052)	$293,336
Net income per diluted share (3)	$4.00	$0.09	$(0.03)	$(0.01)	$4.04
Effective tax rate (4)	22.2%				22.3%

10

ARROW ELECTRONICS, INC.
NON-GAAP EARNINGS RECONCILIATION
(In thousands except per share data)
(Unaudited)
Nine months ended October 1, 2022

	Reported GAAP measure	Intangible amortization expense	Restructuring & Integration charges	Other(1)	Non-GAAP measure
Sales	$27,801,399	$—	$—	$—	$27,801,399
Gross Profit	3,630,630	—	—	—	3,630,630
Operating income	1,545,898	26,522	11,027	—	1,583,447
Income before income taxes	1,413,370	26,522	11,027	11,213	1,462,132
Provision for income taxes	332,273	6,792	2,459	2,711	344,235
Consolidated net income	1,081,097	19,730	8,568	8,502	1,117,897
Noncontrolling interests	3,615	398	—	—	4,013
Net income attributable to shareholders	$1,077,482	$19,332	$8,568	$8,502	$1,113,884
Net income per diluted share (3)	$16.12	$0.29	$0.13	$0.13	$16.66
Effective tax rate (4)	23.5%				23.5%

Nine months ended October 2, 2021
	Reported GAAP measure	Intangible amortization expense	Restructuring & Integration charges(5)	Other(2)	Non-GAAP measure
Sales	$25,460,941	$—	$—	$—	$25,460,941
Gross Profit	3,005,987	—	—	—	3,005,987
Operating income	1,044,890	27,844	11,639	—	1,084,373
Income before income taxes	957,048	27,844	11,639	(10,724)	985,807
Provision for income taxes	218,068	7,120	2,565	(2,581)	225,172
Consolidated net income	738,980	20,724	9,074	(8,143)	760,635
Noncontrolling interests	1,991	447	—	—	2,438
Net income attributable to shareholders	$736,989	$20,277	$9,074	$(8,143)	$758,197
Net income per diluted share (3)	$9.92	$0.27	$0.12	$(0.11)	$10.20
Effective tax rate (4)	22.8%				22.8%

(1) Other includes (gain) loss on investments, net.
(2) Other includes gain on investments, net and pension settlement loss.
(3) The sum of the components for diluted EPS, as adjusted may not agree to totals, as presented, due to rounding.
(4) The items as shown in this table, represent the reconciling items for the tax rate as reported by GAAP measure and as a non-GAAP measure.
(5) Restructuring & Integration charges include impairment related to various long-lived assets.

11

ARROW ELECTRONICS, INC.
SEGMENT INFORMATION
(In thousands)
(Unaudited)

	Quarter Ended		Nine Months Ended
	October 1, 2022	October 2, 2021	October 1, 2022	October 2, 2021
Sales:
Global components	$7,300,347	$6,623,926	$21,960,974	$19,677,940
Global ECS	1,966,085	1,888,465	5,840,425	5,783,001
Consolidated	$9,266,432	$8,512,391	$27,801,399	$25,460,941
Operating income (loss):
Global components (a)	$494,587	$385,353	$1,518,423	$1,001,772
Global ECS	83,976	76,793	253,744	235,251
Corporate (b)	(75,869)	(57,281)	(226,269)	(192,133)
Consolidated	$502,694	$404,865	$1,545,898	$1,044,890

(a)Global components operating income includes $12.5 million related to proceeds from legal settlements for the first nine months of 2021. Global components operating income for the first nine months of 2021 includes $4.5 million in restructuring, integration, and other charges.
(b)Corporate operating income includes restructuring, integration, and other charges (credits) of $3.6 million and $11.0 million for the third quarter and first nine months of 2022, respectively, and $(3.0) million and $7.2 million for the third quarter and first nine months of 2021, respectively.

NON-GAAP SEGMENT RECONCILIATION

	Quarter Ended		Nine Months Ended
	October 1, 2022	October 2, 2021	October 1, 2022	October 2, 2021

Global components operating income, as reported	$494,587	$385,353	$1,518,423	$1,001,772
Intangible assets amortization expense	6,691	6,974	20,303	20,973
Restructuring, integration, and other charges	—	—	—	4,482
Global components non-GAAP operating income	$501,278	$392,327	$1,538,726	$1,027,227

Global ECS operating income, as reported	$83,976	$76,793	$253,744	$235,251
Intangible assets amortization expense	1,983	2,228	6,219	6,871
Global ECS non-GAAP operating income	$85,959	$79,021	$259,963	$242,122

Contact:            Richard Seidlitz,
            Vice President, Principal Accounting Officer
            303-305-4936

Media Contact:        John Hourigan,
            Vice President, Global Communications
            303-824-4586

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